UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2018

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897
(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS	02210-2019
(Address of Principal Executive Offices)	(Zip Code)

(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On November 8, 2018, John K. McGillicuddy notified the Board of Directors of Cabot Corporation (“Cabot”) of his intention to retire from the Board effective at Cabot’s Annual Meeting of Stockholders to be held on March 7, 2019.

(e) At its meeting on November 8, 2018, the Board of Directors of Cabot, based on the recommendation of the Board’s Compensation Committee (the “Compensation Committee”), adopted the 2018 Short-Term Incentive Compensation Plan (the “Plan”), which replaces the 2016 Short-Term Incentive Compensation Plan for awards granted in fiscal years beginning on or after October 1, 2018. Under the Plan, senior executives and other key employees of Cabot designated by the Compensation Committee may receive annual cash incentive compensation determined based on the satisfaction of one or more performance goals. The performance period applicable to awards made under the Plan is generally the Company’s fiscal year. In addition to selecting participants, the Compensation Committee will establish, as it deems appropriate, the performance goals applicable to awards, the amounts that will be payable thereunder, if the goals are achieved, and the other terms and conditions of the awards. Total amounts payable under the Plan are not determinable at this time, but the maximum payment to any participant under the Plan for any fiscal year will in no event exceed $5,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION

By:	/s/ Brian A. Berube
Name: Brian A. Berube
Title:	Senior Vice President and General Counsel

Date: November 14, 2018